UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

June 19, 2025

Date of Report (date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

DE	0-21272	77-0228183
(State or other jurisdiction of incorporation or	(Commission File	(I.R.S. Employer Identification
organization)	Number)	No.)

2700 North First Street
San Jose,	CA	95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	SANM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 19, 2025, the board of directors (the “Board”) of Sanmina Corporation, a Delaware corporation (the “Company”), approved and adopted an amendment and restatement of the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”), which became effective immediately. The amendments effected by the Bylaws:

•	reduce the ownership threshold necessary to call a special meeting of the stockholders from not less than fifty percent of the voting power of the outstanding shares of capital stock of the Company to not less than twenty-five percent of the voting power of the outstanding shares of capital stock of the Company;

•	establish a one-year continuous holding period required to call a special meeting of the stockholders; and

•	clarify and update related procedural mechanics.

The Bylaws also include certain technical, modernizing, conforming and clarifying changes.

The foregoing description of the changes contained in the Bylaws is qualified in its entirety by reference to the text of the Bylaws, a copy of which is filed hereto as Exhibit 3.1, incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

3.1	Sanmina Corporation Amended and Restated Bylaws, as amended June 19, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANMINA CORPORATION

By:	/s/ Jonathan Faust
Jonathan Faust
Executive Vice President and Chief Financial Officer

Date:   June 20, 2025